EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Cicero Inc. on Form S-8 (File No. 333-160581) of our report dated April 16, 2012 with respect to our audit of the consolidated financial statements of Cicero Inc. and subsidiaries as of December 31, 2011 and for the year then ended, which report is included in this Annual Report on Form 10-K of Cicero Inc. for the year ended December 31, 2012.

/s/ Marcum LLP
Bala Cynwyd, Pennsylvania
April 15, 2013